EXHIBIT 99.1

STATE OF NORTH CAROLINA	)
	)	OPTION AGREEMENT
)
COUNTY OF NASH	)

          THIS OPTION CONTRACT (the “Agreement”), dated as of April 22, 2005, by and between NASH COUNTY, a body corporate and politic and a political subdivision of the state of North Carolina (“Seller”), NASH COUNTY BUSINESS DEVELOPMENT AUTHORITY, a North Carolina nonprofit corporation (“BDA”), and THE CHEESECAKE FACTORY BAKERY INCORPORATED., a California corporation (“Purchaser”).  (Purchaser, BDA and Seller, together with their successors and assigns, are hereinafter collectively referred to as the “Parties” and individually as a “Party”).

WITNESSETH

          WHEREAS, Seller is the owner of fee simple, marketable title to that certain tract or parcel of real property located in Nash County, North Carolina, in a development known as Whitaker Business & Industry Center, consisting of an approximately 15.82 acre tract (the “Land”) and a partially complete building containing approximately 100,160 square feet (the “Improvements” and together with the Land, the “Property”), and BDA is owner of fee simple marketable title to a second tract of approximately 15 acres north of and abutting the Property (the “Additional Tract”), both tracts as more particularly described in Exhibit “A” attached hereto and made a part hereof by this reference; and

          WHEREAS, Purchaser desires to obtain options from Seller and BDA and Seller and BDA desire to grant to Purchaser options respecting the Property and the Additional Tract on the terms and conditions contained herein.

          NOW, THEREFORE, for and in consideration of the mutual covenants and promises as hereinafter expressed, ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties promise, covenant and agree as follows:

I.

OPTION -CONSIDERATION

          1.1          Seller and BDA hereby grant to Purchaser, its successors and assigns, and Purchaser hereby accepts from Seller and BDA, subject to and upon the terms and conditions set forth in this Agreement, the exclusive right and option to purchase the Property (the “Option”).

          1.2          Purchaser does hereby deliver to Seller and BDA in consideration of the Option $100.00, the receipt and sufficiency of which are hereby acknowledged.

          1.3          The Option may be exercised by Purchaser at any time on or prior to 11:59 p.m. on the last day of the Feasibility Study Period by giving written notice thereof in accordance with Article XV hereof except that notice shall be deemed to have been given when sent if delivered by facsimile or electronic transmission or when delivered to the delivery service if sent by next day guaranteed delivery service.

          1.4          If Purchaser shall exercise the Option, contemporaneously with the conveyance by the Seller and BDA to the Purchaser of the Property Purchaser shall enter into an inducement agreement with Seller (in form mutually satisfactory to Seller and Purchaser) providing for, among other things:  the establishment by Purchaser on the Property of a commercial bakery and other improvements related thereto including production, storage, distribution, and office facilities (the “Project”); Purchaser’s commitment to invest therein not less than $12,000,000 in capital expenditures within two years of the date of the Closing and an additional $5,000,000 on or before December 31, 2012, to employ thereat not less than 300 full-time employees by December 31, 2010, and not less than 500 full-time employees by the expiration of the seven-year period ending December 31, 2012, and to pay wages to Purchaser’s employees as prescribed in the hereinafter defined Inducement Agreement (all of the foregoing activities of the Purchaser shall hereinafter be referred to as “Purchaser’s Obligations”).  The Purchaser’s performance of Purchaser’s Obligations shall be subject to satisfaction by Seller and the City of Rocky Mount (“City”) of the terms and conditions contained in the Economic Development Annex (“Annex”) attached hereto and incorporated herein by this reference and satisfaction by Seller or the City, as the case may be, of the Site Requirements and other conditions listed on Exhibit B attached hereto and incorporated herein by this reference.

I.A.

ADDITIONAL OPTION

          I.A.1       BDA hereby grants to Purchaser the right and option to acquire the Additional Tract (the “Additional Option”).  The Additional Option may be exercised at any time on or before December 31, 2012, by written notice to BDA provided that at the time the Additional Option is exercised, Purchaser shall have performed all obligations required to be performed on or before the date of exercise of the Additional Option by Purchaser pursuant to the Inducement Agreement with an effective date of May 2, 2005, by and among The Carolinas Gateway Partnership, Inc., the Seller, the City of Rocky Mount, North Carolina, and the BDA (the “Inducement Agreement”).  Within thirty (30) days after Purchaser’s exercise of the Additional Option, BDA shall convey the Additional Tract to the Purchaser by special warranty deed.  Within twelve (12) months after the conveyance of the Additional Tract, Purchaser shall construct improvements on the Additional Tract involving expenditures, recognized under generally accepted accounting principles as capital expenditures, of not less than $150,000.  If the Purchaser shall fail to complete the improvements within the twelve-month period, or if

Purchaser shall fail to meet the Target Employment, Target Expenditures, and Continuation Goals contained in the Inducement Agreement, Purchaser shall upon demand pay the Authority the sum of $150,000.  Additionally, if the completed improvements shall be found to have an assessed tax value of less than $150,000, the Purchaser shall upon demand pay BDA the difference between the assessed value and $150,000.

          I.A.2       Purchaser shall have the right to have a survey and environmental site assessment performed on the Additional Tract and shall have the same rights to inspect the Additional Tract, have soil and similar tests performed on the Additional Tract and to obtain from BDA copies of information and documents pertaining to the Additional Tract in BDA’s possession or readily available to BDA or its counsel as Purchaser has with respect to the Property as prescribed in Article VII, Article VIII, Article IX and Section 10.2.

II.

FEASIBILITY STUDY PERIOD;
EFFECTIVE DATE AND SURVEY

          2.1          Purchaser is granted a period of sixty (60) days from the date of execution of this Agreement by Seller and BDA in which to conduct any studies and investigations desired by Purchaser in its sole discretion, including, but not limited to, soil studies, environmental inspections, tests and assessments, zoning, title, and other matters to determine whether the Property is suitable for the purposes and intended use by Purchaser of the Property (the “Feasibility Study Period”).

          2.2          The “Effective Date” is the date, if any, on which Purchaser elects to exercise the Option and proceed with the Closing.  If Purchaser shall fail to exercise the Option at or prior to the expiration of the Feasibility Study Period this Agreement shall terminate.

          2.3          Seller shall cause a survey of the Property to be prepared and delivered to Purchaser and its counsel within ten (10) days of execution of this Agreement by Purchaser.  The Feasibility Study Period shall be extended by one day for each day’s delay in delivering the Survey.  The Survey shall show, at a minimum, the area of the Property in acres, the location of the Improvements, utilities, easements, applicable set back lines, elevation lines at intervals, and other relevant features.  The survey shall be completed by a surveyor selected by Seller, but acceptable to Purchaser, in accordance with the standards established in North Carolina General Statutes § 47-30 and in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Title Surveys” jointly established by the American Land Title Association and the American Congress of Surveying and Mapping in 1992.  The cost of the survey shall be borne by Seller.  The survey referred to in this paragraph shall herein be referred to as the “Survey.”  All other survey services, mapping or similar services required by Purchaser shall be contracted and paid for by Purchaser.

III.

CLOSING SCHEDULE AND ACTION AT CLOSING

          3.1          The Closing will occur at the offices of Battle, Scott, Winslow & Wiley, P.A., 2343 Professional Drive, Rocky Mount, NC, 27804.

          3.2          At the Closing of the purchase and sale of the Property hereunder:

                         (A)          Seller or BDA, as the case may be, shall:

(i) Execute and deliver to Purchaser a Special Warranty Deed to the Property conveying good marketable and insurable title to Purchaser;

(ii) Represent and warrant that all property taxes for the Property have been paid for the years prior to the year of the Closings;

(iii) Pay Seller’s and BDA’s closing costs as hereinafter specified;

(iv) Deliver to Purchaser an affidavit that it is not a foreign entity;

(v)         Deliver to Purchaser an affidavit and indemnity agreement in a form satisfactory to the title insurance company showing that all labor and materials furnished to the Property within one hundred twenty (120) days prior to the date of the Closing have been paid for and agreeing to indemnify such title insurance company from any cause or claim arising therefrom;

(vi)        Deliver appropriate ordinances, Seller’s governing body resolutions, corporate resolutions and incumbency certificates of the officers of Seller and BDA indicating the authority and incumbency of the officers of Seller and BDA to execute and deliver the documents required in connection with the Closing;

(vii) Deliver a certificate of existence for BDA as issued by the North Carolina Secretary of State;

(viii)      Deliver such other legal opinions, certificates, affidavits, and closing statements as may be reasonably requested by Purchaser or its counsel to satisfy Seller’s and BDA’s obligations under this Agreement;

(ix) Deliver to Purchaser an executed Inducement Agreement and any other necessary agreements evidencing Seller’s undertaking to perform Seller’s Obligations and satisfy the Site Requirements; and

(x)         Deliver to Purchaser a service agreement or agreements between the City and Purchaser for the provision of electric service to the Project and such equipment and other items as the City shall agree to provide on such terms and with rates for such services as shall be mutually satisfactory to the City and Purchaser.

                         (B)          Purchaser shall:

(i) Pay Purchaser’s closing costs as hereinafter specified;

(ii) Deliver the executed Inducement Agreement and any other necessary agreements evidencing Purchaser’s undertaking to perform Purchaser’s Obligations as therein described; and

(iii)        Deliver such legal opinions, certificates, affidavits, and closing statements as may be reasonably requested by Seller or its counsel or BDA or its counsel to satisfy Purchaser’s obligations under this Agreement.

          3.4          Closing costs at the Closing shall be paid as hereinafter specified:

                         (A)          By Seller and BDA:

(i) All taxes, if any, for years prior to the year of the Closing on the Property;

(ii) Seller’s and BDA’s portion of the prorated ad valorem real property taxes, if any, for the year of the Closing (as provided in Section 3.4) on the Property on a calendar year basis;

(iii) Seller’s and BDA’s own attorneys fees;

(iv) The cost of deed preparation, revenue stamps required by law and any assessments due to any Governmental Authority;

(v) Seller’s and BDA’s portion of the prorated assessments, if any, applicable to the Property for the year of the Closing;

(vi) All late payment penalties, if any, and ad valorem personal property taxes on the Property for the entire year in which the Closing occurs;

(vii) Fees and premiums for the Owner’s policy of title insurance for the Property; and

(viii) Such other incidental costs and fees customarily paid by sellers in Nash County, North Carolina, land transactions of this nature.

                          (B)          By Purchaser:

(i) Purchaser’s own attorney’s fees;

(ii) Purchaser’s portion of the ad valorem real property prorated taxes, if any, for the year of the Closing (as provided in Section 3.4) on the Property on a calendar year basis;

(iii) The cost of recording the Special Warranty Deed to the Property;

(iv) Purchaser’s portion of the prorated assessments, if any, applicable to the Property for the year of the Closing; and

(v) Such other incidental costs and fees customarily paid by purchasers in Nash County, North Carolina, land transactions of this nature.

          3.4          Ad valorem real property taxes, if any, based on the latest year for which taxes were assessed, for the Property shall be prorated between Seller and Purchaser and BDA and Purchaser on a calendar year basis.

IV.

CONDITIONS PRECEDENT TO CLOSING

          4.1          Notwithstanding any other provisions of this Agreement to the contrary, all of Purchaser’s duties and obligations under this Agreement, including, but not limited to, its obligation to close, shall be conditioned upon and subject to the complete satisfaction of the following conditions precedent, each of which condition is for the sole benefit of Purchaser and any of which conditions may be waived by Purchaser at any time at Purchaser’s sole election:

                         (a)          completion of the matters set forth in Sections 2.1 and 2.3 herein or the expiration of the Feasibility Study Period and the exercise by Purchaser of the Option;

                         (b)          each and every warranty and representation made by Seller or BDA in this Agreement shall be true, correct and accurate in all material respects as of the date hereof and as of the Closing Date;

                         (c)          Seller and BDA shall timely perform each and every duty, condition, obligation, covenant, and agreement of Seller and BDA contained in this Agreement, including, without limitation, the execution and/or delivery by Seller and BDA to Purchaser of each and every instrument to which either of them is a party referred to herein or in the Annex;

                         (d)          Purchaser shall have obtained all necessary governmental permits and approvals of its site plan, improvements and operations which are capable of being obtained and shall have received assurances satisfactory to it that all other necessary permits and approvals can be obtained at no cost to Purchaser, at the appropriate time from applicable governmental authority and the Architectural Control Committee of Whitaker Business & Industry Center; and

                         (e)          Purchaser has determined to its satisfaction that the Property is free and clear of any liens, encumbrances, covenants, conditions and restrictions except for the following:

(i)          The defined easements, lot lines, building setback lines and restrictions shown on the Survey provided such easements, lines, and restrictions do not materially interfere with or limit Purchaser’s proposed use of the Property;

(ii) Zoning ordinances in effect provided such ordinances do not materially interfere with or limit Purchaser’s proposed use of the Property;

(iii) Taxes for the year in which the Closing take place (which shall be prorated on a calendar year basis at the Closing);

(iv) Declaration of Covenants, Conditions and Restrictions for Whitaker Business & Industry Center;

(v) Rights of others in and to the waters or creeks or branches, if any, crossing the Property and the natural flow thereof, free from diminution or pollution;

(vi) Agreement regarding Wetlands recorded in Book 1754, Page 368, Nash County Registry; and

(vii) Such other exceptions as approved by Purchaser as provided in Article XI.

          All of the foregoing items (i) through (vi) are hereinafter referred to as the “Permitted Exceptions.”

                         (f)          There has been no material change in the condition of the Property since completion of the studies and investigations made by Purchaser during the Feasibility Study Period.

                         (g)          The terms and conditions set out in Exhibit B hereto respecting the Improvements shall have been satisfied or provision deemed adequate by Purchaser shall have been made for satisfying each such term or condition subsequent to the Closing.

V.

REPRESENTATIONS AND WARRANTIES
AND AGREEMENTS OF SELLER AND BDA

          Seller and BDA hereby make the following representations and warranties to Purchaser, which shall also be true as of the date of the Closing of the Property.  The representations and warranties set forth herein shall continue and survive for one year after the Closing of the Property.

          5.1          Seller is a body politic and corporate and a political subdivision of the State of North Carolina.

          5.2          Seller has all necessary power and authority to enter into and perform this Agreement and has duly authorized the execution, delivery and performance of this Agreement after first giving any required notice and holding a public hearing thereon.

          5.3          BDA is validly existing as a private nonprofit corporation, has all necessary corporate power and authority to enter into and perform this Agreement and has taken all action necessary to authorize the BDA to enter into and perform this Agreement.

          5.4          Seller and BDA have complied with all applicable laws, ordinances, regulations and restrictions relating to the Property.

          5.5          There are no parties, other than Seller or BDA, in possession of any portion of the Property as lessees, tenants at sufferance or trespassers and there are no options, leases or operating agreements applicable to or affecting the Property.

          5.6          Neither Seller nor BDA has received written notice of, nor does it have any knowledge of, any assessment affecting the Property, or any part thereof, or any such proceeding or assessment contemplated by any Governmental Authority including Seller.  As used herein, the term “Governmental Authority” shall mean the United States, the State of North Carolina, Seller, and any agency, department, commission, board, agency, bureau, political subdivision or instrumentality of any of them.  If notice, or knowledge of same, becomes available to Seller or BDA during the term of this Agreement, Seller or BDA shall immediately notify Purchaser in writing.

          5.7          The Property has full and free access to Corporation Parkway, which is a public street or highway accepted for maintenance by a Governmental Authority, and there is no pending or, to the best of Seller’s or BDA’s knowledge, threatened governmental proceeding or any other fact or condition which would limit or result in termination of such access.

          5.8          There has been no uncontrolled discharge, spill or release of any Hazardous Materials on the Property during the term of Seller’s or BDA’s ownership of the Property nor, to the best of their knowledge, before their ownership of the Property, and neither Seller nor BDA has received notice of a violation with respect to any spill or discharge or other violation of environmental laws with respect to the Property during the term of its ownership.

          5.9          Neither Seller nor BDA has received any summons, complaint or other written notice of, nor does either have any knowledge of, any pending or threatened litigation or administrative proceedings which could adversely affect title to the Property or any part thereof or the ability of Seller or BDA to perform any of its obligations hereunder, including any condemnation of all or any portion of the Property by any Governmental Authority.  If notice, or knowledge of same, becomes available to Seller or BDA during the term of this Agreement, they shall immediately notify Purchaser in writing.

          5.10        Performance of this Agreement will not result in any breach of, or constitute any default under, or result in the imposition of any lien or encumbrance upon the Property under any agreement or other instrument to which Seller or BDA is a party or by which either or the Property is bound.

          5.11        Seller and BDA and all persons acting for and on behalf of them have the necessary authority to execute and deliver documents and otherwise consummate the transactions contemplated by this Agreement.

          5.12        Neither Seller nor BDA has knowledge of any inaccuracies in, and nothing has come to the attention of either which would cause either to question the accuracy of, any survey, reports or results of any testing or investigations prepared for or at the request of Seller or BDA and delivered or to be delivered (or copies of which have been or will be delivered) to Purchaser.

          5.13        There are no taxes, charges or assessments of any nature or description which would constitute a lien against the Property that will be unpaid at the date of Closing other than ad valorem taxes which are a lien but not yet due and owing.

          5.14        Seller owns and shall own at the date of the Closing marketable and insurable fee simple title to the Property subject only to the Permitted Exceptions.

          5.15        To the best of Seller’s and BDA’s knowledge, the Property does not contain underground storage tanks, wetlands, grave sites or cemeteries or endangered species that would materially interfere with or materially increase the cost of Purchaser’s proposed development and use of the Property.

          5.16        BDA is a private nonprofit corporation duly and validly existing under the laws of North Carolina.  The execution and delivery of this Agreement and the performance of this Agreement by BDA have been duly authorized by all necessary corporate action.

          5.17        No further action or approval is required in order to constitute this Agreement a binding and enforceable obligation of Seller and BDA in accordance with its terms except the requirement for a public hearing, the making of any necessary findings and approval of this Agreement as may be required by N.C. G. Stat. § 158-7.1(d).

          5.18        The execution of this Agreement and consummation of the Closing pursuant to the terms hereof do not violate BDA’s articles of incorporation or bylaws or any material agreement, indenture or commitment to which Seller is a party or by which BDA or its assets or properties are bound.

          5.19        Except as described in Section 5.17 above, no hearing before, permission, approval, determination, consent or waiver by, and no declaration, filing or registration with any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement by Seller or BDA which has not already been obtained.

          5.20        Lines for water, sanitary sewer, electricity, natural gas and telephone run to the perimeter of the Property or exist in the right-of-way of Corporation Parkway, a public road adjacent to the Property.

          5.21        The Improvements comply with North Carolina Building Code construction requirements.  Seller represents to the best of its knowledge, the shell building’s walls and roof are waterproofed and water tight.  Seller represents to the best of its knowledge that there has been no material damage or deterioration to the shell building since its completion in June 2002, except for damaged soffett and window seals which Purchaser has had a reasonable opportunity to inspect.

VI.

REPRESENTATIONS, WARRANTIES
AND COVENANTS OF PURCHASER

          Purchaser hereby warrants and represents to Seller and BDA that (i) it is a corporation organized and validly existing under the laws of California; (ii) the execution and delivery of this Agreement and the performance of this Agreement by Purchaser have been duly authorized by all necessary corporate action on the part of Purchaser, and this Agreement is the valid and binding obligation of Purchaser according to its terms; (iii) no further action or approval is required in order to constitute this Agreement a binding and enforceable obligation of Purchaser in accordance with its terms; (iv) the execution and delivery of this Agreement and consummation of the Closing pursuant to the terms hereof will not violate Purchaser’s bylaws or articles of incorporation, or any material agreement, indenture, or commitment to which Purchaser is a party and by which Purchaser or its assets or properties are bound; (v) there exist no actions, suits, litigation, proceedings, court orders or other legal documents executed by Purchaser which would be violated if Purchaser should exercise the Option and purchase the Property according to the terms of this Agreement or purports to prevent Purchaser from exercising the Option or purchasing the Property according to the terms hereof; (vi) to the knowledge of Purchaser, no permission, approval, determination, consent or waiver by, and no declaration, filing or registration with, any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement; and (vii) there is no litigation, claim or action pending (or to Purchaser’s knowledge, threatened) against Purchaser challenging the legality, validity or enforceability of this Agreement.

VII.

INSPECTION OF PROPERTY

          Seller and BDA agree not to take or permit any action whatsoever which would adversely affect the value of or title to the Property.  Prior to the Closing, Purchaser or its employees, agents or independent contractors may inspect the Property to insure that the Property has not been disturbed or changed in any way (other than by normal development of water, sewer and streets) as of the date of execution of this Agreement other than as required by this Agreement.

VIII.

ENVIRONMENT AND ECOLOGY

          Seller and BDA do hereby represent and warrant to the best of their knowledge that:  (a) the Property is not and will not be in violation of any Environmental Requirement (as defined in Article XVI) applicable thereto as of the Closing; (b) the soil, surface water and ground water of or on the Property is now and as of the Closing shall be free from Hazardous Materials (as defined in Article XVI); and (c) the Property has not and as of the Closing shall not have been used for the treatment, storage or disposal of any Hazardous Materials.  Seller and BDA shall deliver to Purchaser copies of each environmental site assessment, soils report and test (“Property Reports”) obtained by Seller or BDA or in Seller’s or BDA’s possession.  In addition, Purchaser shall have the right to obtain soil reports, environmental assessments and tests from a qualified person selected by Purchaser, at Purchaser’s expense, with respect to the environmental and ecological condition of the Property including, but not limited to, the presence of any Hazardous Materials in, on or beneath the surface of the Property or in the ground water or the surface water on or in the Property, which reports and tests shall be satisfactory to Purchaser and copies of which shall be provided to Seller.

IX.

ACCESS RIGHTS

          After the date hereof and prior to the Closing, Purchaser shall have the right to enter upon the Property with men, equipment and materials to determine whether the conditions precedent set forth in this Agreement can be fulfilled and for the purpose of making such tests, inspections and surveys as Purchaser, in its sole discretion, shall desire, including, but not limited to, the right to conduct soil bores, test pit excavations, soil, surface water, air quality and ground water sampling and such other environmental tests as Purchaser shall deem appropriate.  In the event

Purchaser shall disturb the Property in the course of making such tests, inspections or surveys, Purchaser at its own expense shall restore the Property as nearly as practicable to the condition of the Property immediately preceding such tests, inspection or survey.  Purchaser will indemnify and will hold Seller and BDA harmless from any loss, damage, claims, suits or costs, which shall arise out of any injury to any person or property as a result of any activities of Purchaser relating to the Property and not caused by the negligent or willful acts or omission of Seller, or its employees or agents, or BDA, or its employee or agents.  Notwithstanding the foregoing, Purchaser shall not be obligated to defend or otherwise indemnify Seller or BDA, nor to repair any damage attributable in whole or in part to any one or more of the following:  (i) the discovery of hazardous materials, substances or wastes on the Property; (ii) any pre-existing latent defect in the Property; or (iii) the spread of any hazardous materials, substances or wastes already present on the Property, despite the use of reasonable care.

X.

SELLER’S COVENANTS AND AGREEMENTS

          10.1        Seller and BDA hereby covenant and agree that immediately upon obtaining knowledge of the institution of foreclosure or any proceedings for the condemnation of the Property, or any portion thereof, or any other proceedings arising out of injury or damage to the Property, or any portion thereof, they will notify Purchaser of the pendency of such proceedings.

          10.2        Seller and BDA shall deliver to Purchaser’s counsel within ten (10) days of execution of this Agreement by Purchaser copies of information and documents pertaining to the Property in Seller’s and BDA’s possession or readily available to Seller or BDA or its counsel, consultants or contractors, including evidence of title, title insurance policies, title exceptions, surveys, plans and specifications for the Improvements and any warranties respecting the Improvements, right-of-way agreements, land plans, engineering studies, maps and environmental and geotechnical reports, surveys, service contracts, tax records and pertinent information.

          10.3        Seller agrees to obtain with Purchaser’s cooperation all approvals by Governmental Authorities of any necessary site plan, permit or approval for the development and use of the Property.

XI.

TITLE COMMITMENT

          Seller shall obtain and furnish Purchaser and its counsel a commitment for title insurance (hereinafter referred to as the “Commitment”), with respect to the Property together with true and legible copies of all items referred to as exceptions in such Commitment within ten (10) days after the date of Seller’s execution of this Agreement.  The Commitment shall be dated no earlier than this Agreement and shall show title to the Property to be in Seller’s name.  Purchaser shall approve or disapprove the exceptions to title prior to the end of the Feasibility Study Period.  If Purchaser shall fail to give any notice of objections in writing to Seller prior to the expiration of the Feasibility Study Period, Purchaser shall be deemed to have approved the exceptions to title set forth in the Commitment and shall have waived any objection it may have to the exceptions to title set forth in the Commitment and described or shown on the Survey but not as to matters of title affecting the Property arising or discovered after the effective date of the Commitment not caused by Purchaser and not reflected on the Survey.  If Purchaser finds any such exceptions to title set forth in the Commitment to be unacceptable, then Purchaser shall, prior to the expiration of the Feasibility Study Period, notify Seller in writing of such fact.  Seller may, but shall not have any obligation to, then undertake to eliminate or modify such unacceptable exceptions to the reasonable satisfaction of Purchaser.  In the event Seller delivers written notice to Purchaser that it is unwilling or unable to eliminate or modify such unacceptable exceptions to the satisfaction of Purchaser after notice of such unacceptable items, Purchaser may, at its option, terminate this Agreement by written notice to Seller, or Purchaser may accept title to the Property in the condition set forth in the Commitment, with the elimination of such unacceptable matters as have been obtained, provided that in such event no adjustment shall be made to the purchase price.  If Purchaser proceeds to close the purchase of the Property, then all matters shown as exceptions to Seller’s title in the Commitment (other than ones that have been objected to by Purchaser and have been cured by Seller), shall be Permitted Exceptions.

XII.

REMEDIES/TERMINATION

          12.1        Seller’s and BDA’s Remedies.  If Purchaser shall exercise the Option and thereafter default in performing its obligations hereunder for any reason other than Seller’s or BDA’s default, Seller and BDA shall be entitled to terminate this Agreement and to recover from Purchaser the actual reasonable costs and expenses of Seller and BDA through the date of termination up to but not exceeding $10,000.  Seller and BDA shall not be entitled to any other remedies available, including specific performance.

          12.2        Purchaser’s Remedies.  If Seller or BDA defaults in performing its obligations hereunder for any reason other than Purchaser’s default, Purchaser shall be entitled to terminate this Agreement or to exercise any other remedies available to it, including specific performance to obtain performance of all the terms and conditions herein.

          12.3        Cure of Default.  No failure or default by Purchaser, Seller, or BDA with regard to any act required of any of them shall result in the termination or limitation of any right of such Party hereunder, unless and until such Party shall have failed to remedy such failure or cure such default within fifteen (15) days after the receipt of written notice from another Party specifying such failure or default.

          12.4        Termination.  If this Agreement is terminated by Purchaser’s failure to exercise the Option, or by mutual agreement of the Parties hereto, thereafter no Party hereto shall have any further obligation or liability hereunder.

XIII.

REAL ESTATE COMMISSION

          The Parties hereby represent and warrant to each other that there are no real estate commissions, consulting fee, or finder’s fees occasioned, due or payable to any person or agency, as a result of the execution and/or consummation of this Agreement except to Commercial Carolina Corporation which shall receive a consulting fee in the amount agreed to between Carolinas Gateway Partnership and Commercial Carolina Corporation which shall be payable at Closing by someone other than Purchaser.  If the purchase contemplated hereby shall fail to close for any cause other than Seller’s or BDA’s default, no brokerage commission or other fee shall be payable hereunder.  Further, each party agrees to hold the other harmless and to indemnify the other from any and all claims for real estate commissions and/or finders fees owed to brokers or finders engaged by the indemnifying Party except for the fee payable to Commercial Carolina Corporation referred to above.

XIV.

NOTICES

          Any notice, request or other communication given pursuant to this Agreement shall be in writing and, except as otherwise provided herein, shall be deemed delivered five (5) days after deposit in the United States mail, registered or certified mail, return receipt requested, postage prepaid, or upon hand delivery, or upon receipt of facsimile transmission or electronic mail transmission, or one (1) day after deposit in a next day guaranteed delivery service to the Parties at the address shown below.

SELLER:	Nash County
120 W. Washington Street, Suite 3072
Nashville, North Carolina 27856
Attn: Bob Murphy, County Manager
Telephone: (252) 459-9800
Facsimile: (252) 459-9817

With a copy to:	Battle, Winslow, Scott & Wiley, P.A.
P.O. Box 7100
2343 Professional Drive
Rocky Mount, North Carolina 27804
Attn: G. Vincent Durham Jr. Esq.
Telephone: (252) 937-2200
Facsimile: (252) 937-8100

BDA:	Nash County Business Development Authority
427 Falls Road
Rocky Mount, North Carolina 27804
Attn: Jimmie D. Smith, Jr., President
Telephone: (252) 442-0114
Facsimile: (252) 442-7315

PURCHASER:	The Cheesecake Factory Bakery Incorporated
23950 Agoura Road
Calabasas, California 91301
Attn: Keith Carango, Vice President
Telephone: (818) 871-3000

With a copy to:	The Cheesecake Factory Bakery Incorporated
23950 Agoura Road
Calabasas, California 91301
Attn: Debby R. Zurzolo, General Counsel
Telephone: (818) 871-3080

          The above-listed addresses may be changed by any Party by written notice sent in accordance with this paragraph.

XV.

DEFINITIONS

          For purposes of this Agreement, “Hazardous Material” means any substance (1) the presence of which requires investigation or remediation under any Environmental Requirements or federal, state or local statute, regulation, rule, ordinance, order, action, policy or common law; or (ii) which is or becomes defined as a “hazardous substance,” pollutant or contaminant under any Applicable Law or federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 6901 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.); or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Authority; or (iv) the presence of which on the Property causes or threatens to cause a nuisance upon the Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Property; or (v) which contains gasoline, diesel fuel or other petroleum hydrocarbons; or (vi) which contains polychlorinated biphenyls (PCB’s), asbestos or urea formaldehyde insulation.  “Environmental Requirements” means any and all applicable present and future federal, state or local statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, authorizations and similar items, and any and all applicable judicial or administrative decrees, judgments or orders relating to the protection of human health or the environment or to the protection of the health and safety of employees or the public.

XVI.

CONDEMNATION

          If, prior to the Closing, all or any part of the Property is taken by any Governmental Authority under its power of eminent domain, Purchaser shall have the option, to be exercised within fifteen (15) days after Purchaser receives written notice of the same, (i) to take title to the Property at the Closing, in which case Seller or BDA, as the case may be, shall unconditionally assign its right in the condemnation award to Purchaser, or (ii) to terminate this Agreement, whereupon the duties and obligations of the parties hereto shall end.

XVII.

INDEMNIFICATION

          The representations and warranties of Seller and BDA are made with the knowledge and expectation that Purchaser is relying thereon and shall survive the Closing.  Seller and BDA will not cause or permit any action to be taken which will cause any of their representations or warranties to the untrue as of the Closing.  All representations and warranties contained in this Agreement shall be true at the Closing as though they were made at that time.  None of the representations and warranties shall be deemed merged into or superseded by the execution or delivery of any documents or agreements in connection with the consummation of the Closing.  Seller and BDA agree to the full extent permitted by law to indemnify and hold Purchaser harmless from all liabilities, claims, losses, damages and expenses (including reasonable attorneys’ fees) in connection with a breach of the representations and warranties made herein.  This indemnification obligation shall survive the Closing for a period of three (3) years.

XVIII.

MISCELLANEOUS

          18.1        Any covenant or agreement herein which is to be performed or which relates to performance or a state of fact or condition after the time of the Closing of title to the Property shall not be deemed to be merged into or waived by the instruments delivered in connection with the Closing, but shall expressly survive the Closing and be binding upon the Parties obligated thereby.

          18.2        The terms, provisions, warranties, representations, covenants and agreements contained in this Agreement shall apply to, be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and assigns.  This Agreement may be assigned by Purchaser to any entity that owns, or is owned or controlled by, Purchaser without Seller’s or BDA’s consent and to any other entity only with the written consent of Seller or BDA, which consent Seller or BDA shall not unreasonably withhold, condition or delay.

          18.3        Upon the exercise of the Option, the relevant provisions of this Agreement shall be deemed to be a purchase agreement and time shall be of the essence in the performance of this Agreement.

          18.4        In the event Purchaser shall exercise the Option, the Parties will each reasonably cooperate with each other, their employees and agents to facilitate the purchase of the Property by Purchaser under the terms and conditions herein set forth.

          18.5        This Agreement shall be governed and interpreted under the substantive laws of the State of North Carolina, without regard to its choice of law rules.

          18.6        The headings used in this Agreement are for convenience purposes only and shall not be used in the interpretation of this Agreement.

          18.7        All Exhibits and the Annex attached hereto are incorporated herein by reference and made a part of this Agreement.

          18.8        Failure of Purchaser to insist in any one or more instances upon the performance of any of the covenants, agreements and/or conditions of this Agreement, or to exercise any right or privilege herein conferred, shall not be construed as a waiver of any such or other covenant or condition.

          18.9        Purchaser acquires real property interests in the Property by the execution of this Agreement.  Purchaser’s rights vest upon Closing.

          18.10      This Agreement, including the Exhibits and the Annex, contains the entire agreement between the Parties relating to the Property, and the Parties shall not be bound by any verbal statement or agreement made heretofore.  This Agreement cannot be modified except by a written agreement signed by the Parties.

          18.11      If any items, terms or provisions contained in this Agreement are in conflict with any Applicable Laws, this Agreement shall be affected only as to its application to such items, terms or provisions, and shall in all other respects remain in full force and effect.

          18.12      Nothing contained herein is intended to create, nor shall it ever be construed to make Seller, BDA and Purchaser, partners or joint venturers.

          18.13      Each and every representation, warranty and agreement by any Party to any other Party shall be considered material and any breach thereof shall be an event of default and shall entitle the damaged Party to utilize any and all remedies specified in this Agreement.

          18.14      Until the Closing, the risk of loss by fire or other casualty of whatever kind or nature with respect to such or any other liability shall be upon Seller.

          18.15      Seller and BDA agree to execute and deliver to Purchaser, upon request, a Memorandum of Option in recordable form to be recorded in the Nash County Registry.

          18.16      Whenever the context permits, a singular shall include plural and one gender shall include all.

          18.17      During the period immediately following the execution of this Agreement by Seller and BDA, Seller and BDA shall not solicit proposals or offers, enter into any expressions of interest, agreements in principle or letters of intent or commence or consummate a negotiations with respect to the sale, exchange, transfer or lease with respect to all or any portion of the Property and shall not list, advertise, market or in any other fashion hold out the Property or any portion thereof as being for sale or available for sale or indicate an intent by Seller or BDA to entertain any offer to purchase the Property, contingent or otherwise.

          IN WITNESS WHEREOF, the Parties have executed this Agreement under seal on the dates set forth under their signatures below.

SELLER:

NASH COUNTY

By:	/s/ J. CLAUDE MAYO

Name:	J. Claude Mayo
Its:	Chairman, Nash County Commissioners

Executed this 2nd day of May, 2005.

BDA:

NASH COUNTY BUSINESS DEVELOPMENT AUTHORITY

By:	/s/ JIMMIE D. SMITH, JR.

Name:	Jimmie D. Smith, Jr.
Its:	Chairman

Executed this 3rd day of May, 2005.

PURCHASER:

THE CHEESECAKE FACTORY BAKERY INCORPORATED

By:	/s/ MAX S. BYFUGLIN

Name:	Max S. Byfuglin
Its:	Executive Vice President

Executed this 22nd day of April, 2005.

EXHIBIT A

Property

          Being Lot 2B as shown on plat entitled “Major Final Plat – Section 3, Whitaker Business and Industry Center”, by Joyner, Keeny & Associates, dated March 16, 1999, and recorded in Plat Book 28, Pages 104 and 105, Nash County Registry.

Additional Tract

          Being Lot 3B as shown on plat entitled “Major Final Plat – Section 3, Whitaker Business and Industry Center”, by Joyner, Keeny & Associates, dated March 16, 1999, and recorded in Plat Book 28, Pages 104 and 105, Nash County Registry.

EXHIBIT B
TO
OPTION AGREEMENT
BETWEEN AND AMONG
NASH COUNTY,
NASH COUNTY BUSINESS DEVELOPMENT AUTHORITY,
AND
THE CHEESECAKE FACTORY BAKERY INCORPORATED

Matters relating to Improvements

          The following terms and conditions shall apply to the Improvements as defined in the foregoing annexed Agreement:

          1.          Consents, permits, approvals and authorizations necessary for completion of the Improvements and related ancillary site and other improvements necessary to enable Purchaser’s lawful use and operation of the Property for a commercial bakery, warehouse, distribution and office facility and related uses shall be obtained by Seller or BDA, as the case may be, and delivered to Purchaser within a reasonable time after submission of all required plans and/or other submissions.

          2.          Seller shall deliver to Purchaser plans, specifications, project specification book, maintenance & operation manual, and any applicable warranties for the shell building.  The shell is constructed according to North Carolina Building Code standards as of 2001, which are subject to change in succeeding years.  Seller and BDA warrant and represent that the Property is zoned Planned Industrial under the current Zoning Ordinance in effect in Nash County and that the construction, installation, and operation of a commercial bakery are permitted uses within a Planned Industrial District.

          3.          Seller shall deliver to Purchaser any declaration of covenants, conditions or restrictions including any architectural, design or development guidelines applicable to the Improvements, any landscaping or screening requirements applicable to the Property and the Improvements.

          4.          The Site Requirements shall include the following:  City of Rocky Mount public water supply to serve the project is sufficient to provide not less than 1,000 gpm continuous demand.  Water pressure of 85 psi is attainable with a properly sized booster pump (to be provided and installed by the company).  The City’s existing water supply system can accommodate the company’s 100,000 gpd demand.  The City will extend separate fire and process water lines to the building at no cost to the company.  The City’s line and acreage fees will be waived.  The City will provide the meter vault to serve the company and the company will provide a 6” fire line meter and an 8” process water line meter with appropriate valves.  Company shall own and be responsible for water (and sewer) lines from the mains to the building after installation.

          The City will provide, at its expense, a 6” sewer service line from the main to the rear of the building.  A grease trap and a waste separator shall be provided, if required, by the company and the Carolinas Gateway Partnership will exercise reasonable good faith efforts to obtain grants in the amount of not less than $150,000 to pay for all or a portion of the costs of the grease trap, separator, booster pump and backflow valves.

ECONOMIC DEVELOPMENT
ANNEX
TO
OPTION AGREEMENT
BETWEEN AND AMONG
NASH COUNTY,
NASH COUNTY BUSINESS DEVELOPMENT AUTHORITY,
AND
THE CHEESECAKE FACTORY BAKERY INCORPORATED

          This Annex is attached to and made a part of the captioned Option Agreement.  The exercise by the Purchaser of the Option shall be conditioned upon satisfaction of the following unless one or more of the following shall have been waived by Purchaser:

                    (i)          Purchaser shall have received reasonable assurances from the North Carolina Department of Commerce and the North Carolina Department of Revenue that each job created by development of the Purchaser of the Project on the Property will qualify under current law for a $5,000 credit against North Carolina corporate income tax or franchise tax pursuant to G.S. §105-129.8, provided the job meets all applicable eligibility requirements.

                    (ii)         Purchaser shall have received reasonable assurances from the Department of Commerce and the Department of Revenue that each dollar of investment in machinery and equipment for the Project shall entitle Purchaser under current law to a credit against North Carolina income or franchise taxes equal to $0.07 pursuant to G.S. §105-129.3A and G.S. §105-129.9.

                    (iii)        Purchaser and Nash County and the other parties thereto shall have entered into the Inducement Agreement substantially in the form attached hereto as Exhibit C.

                    (iv)        Purchaser and the City shall have entered into a service, supply, or other agreement providing for the supply of electric energy to the Project.  The City’s electric rate to the company will be according to the applicable rate schedule in effect at the time and based on verified usage data supplied by the company.  The City is willing to provide a $60,000 per year grant for a period of five years based on the company reaching and maintaining a minimum of 1,800 kw demand and 900,000 kwh per month usage, or such other amounts and usages as the City and Company may agree.  The City intends to provide and own a generator that supplies back-up emergency power and for load management purposes at such time as the company’s usage will allow.  The company shall be responsible for making the generator PURPA qualified.

                    (v)         The Inducement Agreement shall have been executed and delivered by all parties and shall be in full force.